      As filed with the Securities and Exchange Commission on June 4, 2002
                                                        Registration No. 333-___
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             TRANSWITCH CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                  06-1236189
       ---------------------                       -----------------------
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  Incorporation or organization)

                    Three Enterprise Drive, Shelton, CT 06484
                    -----------------------------------------
               (Address of principal executive offices) (Zip Code)

                        1995 EMPLOYEE STOCK PURCHASE PLAN
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                           --------------------------

                                 DR. SANTANU DAS
    President, Chief Executive Officer and Chairman of the Board of Directors
                             TRANSWITCH CORPORATION
                             Three Enterprise Drive
                           Shelton, Connecticut 06484
                                 (203) 929-8810
             (Name, address including zip code and telephone number,
                   including area code, of agent for service)

                           --------------------------
                                    Copy to:
                            TIMOTHY C. MAGUIRE, ESQ.
                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                Boston, MA 02110
                                 (617) 248-7000

===========================================================================================================================
                                              CALCULATION OF REGISTRATION FEE

                                                              Proposed
                                                              Maximum
    Title of Securities to be           Amount to be        Offering Price     Proposed Maximum            Amount of
           Registered                  Registered (1)         Per Share      Aggregate Offering Price    Registration Fee
---------------------------------------------------------------------------------------------------------------------------
1995 Employee Stock Purchase Plan
Common Stock, $.001 par value           250,000 shares         $1.11(2)              $277,500

1995 Non-Employee Director Stock
Option Plan
Common Stock, $.001 par value           500,000 shares         $1.11(2)              $555,000

TOTAL                                   750,000 shares (1)     $1.11(2)              $832,500               $76.59

===========================================================================================================================

(1) Plus such additional shares as may be required pursuant to the plan in the event of a stock dividend, recapitalization or other similar change in common stock.

(2) The price of $1.11 per share, which is the last sale reported on the Nasdaq National Market on June 3, 2002, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c).

================================================================================

         This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the Registrant's 1989 Stock Option Plan, 1995 Stock Plan, 1995 Non-Employee Director Stock Option Plan and 1995 Employee Stock Purchase Plan is effective. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference herein the information contained in the Registrant's Registration Statement on Form S-8 (Registration No. 333-94234) as filed with the Securities and Exchange Commission (the "Commission") on June 30, 1995 and Registrant's Registration Statement on Form S-8 (Registration No. 333-83187) as filed with the Commission on July 19, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         We filed the following documents with the SEC (File Number 0-25996) which are incorporated by reference in this registration statement:

         . TranSwitch's annual report on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on March 22, 2002

         . Proxy statement for the 2002 Annual Meeting of Shareholders, filed with the SEC on April 12, 2002

         . TranSwitch's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2002, filed with the SEC on May 10, 2002

         . TranSwitch's current report on Form 8-K, dated January 17, 2002, filed with the SEC on January 25, 2002

         . TranSwitch's current report on Form 8-K, dated March 28, 2002, filed with the SEC on April 3, 2002

         . TranSwitch's tender offer statement on Schedule TO, filed with the SEC on February 11, 2002

         . Amendment No. 1 to TranSwitch's tender offer statement on Schedule TO, filed with the SEC on February 26, 2002

         . Amendment No. 2 to TranSwitch's tender offer statement on Schedule TO, filed with the SEC on March 12, 2002

         . Amendment No. 3 to TranSwitch's tender offer statement on Schedule TO, filed with the SEC on March 15, 2002

         . TranSwitch's "Description of Capital Stock" contained in the TranSwitch's registration statement No. 0-25996 on Form 8-A, dated May 28, 1995

         . The "Description of Registrant's Securities to be Registered" contained in TranSwitch's registration statement No. 0-25996 on Form 8-A, dated October 2, 2001

         All documents subsequently filed with the SEC by TranSwitch pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits

         Exhibit No.       Description of Exhibit

         Exhibit 4.1 Specimen certificate representing the common stock stock of TranSwitch (filed as Exhibit 4.1 to TranSwitch's quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

         Exhibit 4.2 1995 Employee Stock Purchase Plan of TranSwitch Corporation (filed herewith).

         Exhibit 4.3 Form of 1995 Employee Stock Purchase Plan Enrollment/ Authorization Form of the Company (previously filed as Exhibit 10.6 to TranSwitch's annual report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

         Exhibit 4.4 1995 Non-Employee Director Stock Option Plan of the Company (filed herewith).

         Exhibit 4.5 Form of Non-Qualified Stock Option Agreement under the 1995 Non-Employee Director Stock Option Plan of the Company (previously filed as an exhibit to TranSwitch's Registration Statement on Form S-8 (File No. 333-94324) and incorporated herein by reference).

         Exhibit 4.6 Amended and Restated Articles of Incorporation of TranSwitch, as amended to date (filed as Exhibit 3.1 to TranSwitch's quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

         Exhibit 4.7 Rights Agreement, dated as of October 1, 2001, between TranSwitch Corporation and Equiserve Trust Company, N.A., which includes the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares (previously filed as Exhibit 1 to TranSwitch's registration statement No. 0-25996 on Form 8-A filed on October 2, 2001 and incorporated by reference herein).

         Exhibit 5.1 Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

         Exhibit 23.1      Consent of KPMG LLP (filed herewith).

         Exhibit 23.2 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

         Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, TranSwitch Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on this 4th of June, 2002.

                                      TRANSWITCH CORPORATION



                                      By:______________________________________
                                         Dr. Santanu Das
                                         President, Chief Executive Officer
                                         and Chairman of the Board of Directors

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Dr. Santanu Das and Mr. Peter J. Tallian his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                       Title                                         Date

/s/ Dr. Santanu Das                              President, Chief Executive                       June 4, 2002
----------------------------------------
Dr. Santanu Das                                  Officer and Chairman of the Board of
                                                 Directors
                                                 (Principal Executive Officer)


/s/ Peter J. Tallian                             Senior Vice President, Chief Financial           June 4, 2002
----------------------------------------
Peter J. Tallian                                 Officer and Treasurer
                                                 (Principal Financial and Accounting
                                                 Officer)


/s/ Alfred F. Boschulte                          Director                                         June 4, 2002
----------------------------------------
Alfred F. Boschulte


/s/ Dr. Hagen Hultzsch                           Director                                         June 4, 2002
----------------------------------------
Dr. Hagen Hultzsch


/s/ Gerald F. Montry                             Director                                         June 4, 2002
----------------------------------------
Gerald F. Montry


/s/ James M. Pagos                               Director                                         June 4, 2002
----------------------------------------
James M. Pagos


/s/ Dr. Albert E. Paladino                       Director                                         June 4, 2002
----------------------------------------
Dr. Albert E. Paladino


/s/ Erik H. van der Kaay                         Director                                         June 4, 2002
----------------------------------------
Erik H. van der Kaay

                                INDEX TO EXHIBITS

Exhibit                             Description of Exhibit
-------                             ----------------------

Exhibit 4.1 Specimen certificate representing the Common Stock of TranSwitch (filed as Exhibit 4.1 to TranSwitch's quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

Exhibit 4.2 1995 Employee Stock Purchase Plan of TranSwitch Corporation (filed herewith).

Exhibit 4.3           Form of 1995 Employee Stock Purchase Plan
                      Enrollment/Authorization Form of the Company (previously filed as Exhibit 10.6 to TranSwitch's annual report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

Exhibit 4.4 1995 Non-Employee Director Stock Option Plan of TranSwitch Corporation (filed herewith).

Exhibit 4.5 Form of Non-Qualified Stock Option Agreement under the 1995 Non-Employee Director's Stock Option Plan (previously filed as an exhibit to TranSwitch's Registration Statement on Form S-8 (File No. 333-94324) and incorporated herein by reference).

Exhibit 4.6 Amended and Restated Articles of Incorporation of TranSwitch, as amended to date (filed as Exhibit 3.1 to TranSwitch's quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

Exhibit 4.7 Rights Agreement, dated as of October 1, 2001, between TranSwitch Corporation and Equiserve Trust Company, N.A., which includes the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares (previously filed as Exhibit 1 to TranSwitch's registration statement No. 0-25996 on Form 8-A filed on October 2, 2001 and incorporated by reference herein).

Exhibit 5.1 Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

Exhibit 23.1          Consent of KPMG LLP (filed herewith).


Exhibit 23.2          Consent of Testa, Hurwitz & Thibeault, LLP (included in
                      Exhibit 5.1).

Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).